RESOLUTION OF THE SHAREHOLDERS
OF
BIO-CARBON SOLUTIONS INTERNATIONAL (the “Corporation”)

Pursuant to the Laws of the State of Nevada, as amended from time to time, the following resolution in writing is signed, and thereby passed, by the undersigned who are 70% of the shareholders who would be entitled to vote on such resolution at a meeting of the shareholders of the Corporation.

WHEREAS the shareholders previously authorized a board of directors of up to 3 members;

AND WHEREAS Robert Williams has accepted to act as director of the corporation;

NOW THEREFORE BE IT RESOLVED THAT:

1. Robert Williams be, and he hereby are, elected as director of the Corporation;

Dated as of the 23rd day of October, 2011.

/s/ Luc C Duchesne

Luc C Duchesne
Director